UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 9, 2008
BMP SUNSTONE CORPORATION

(Exact name of registrant specified in its charter)

Delaware	000-51409	20-0434726

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 W. Germantown Pike, Suite 400, Plymouth Meeting, Pennsylvania	19462

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone, including area code: (610) 940-1675
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On October 9, 2008, BMP Sunstone Corporation (the “Company”), entered into a Placement Agency Agreement with Philadelphia Brokerage Corporation (“PBC”), as exclusive placement agent relating to the issuance and sale to certain institutional and individual investors (the “Offering”) of up to 1,000,000 shares of common stock of the Company for a purchase price of $5.00 per share.
     The Company engaged PBC to act as placement agent in connection with the Offering. PBC received a fee equal to seven percent (7%) of the gross proceeds received by the Company in the Offering, payable as follows: (i) 15% of the fee payable in shares of common stock of the Company valued at $5.00 per share and (ii) 85% of the fee payable by wire transfer of immediately available funds. Assuming that the Company sells all of the 1,000,000 shares being offered, this fee equals 10,500 shares of common stock of the Company and $297,500 in cash.
     A copy of the Placement Agent Agreement is filed as Exhibit 10.1 to this report and is incorporated herein by reference. The closing for the sale of the common stock is expected to take place on October 13, 2008, subject to the satisfaction of customary closing conditions. Net proceeds from the Offering are estimated to be approximately $4,702,500, after deducting placement agent fees and estimated offering expenses.
     Following execution of the Placement Agent Agreement, the Company entered into definitive subscription agreements with certain institutional and individual investors relating to the sale of the common stock. A copy of the form of subscription agreement is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference.
     The shares of common stock being offered by the Company in this Offering were registered under an existing shelf registration statement on Form S-3 (Registration No. 333-143789), as amended, which was declared effective by the Securities and Exchange Commission on August 3, 2007. The prospectus supplement describing the terms of the Offering was filed with the Securities and Exchange Commission on October 10, 2008. A copy of the opinion of Morgan, Lewis & Bockius LLP relating to the legality of the issuance and sale of the shares of common stock in the offering is attached as Exhibit 5.1 hereto.
     From time to time, PBC and its affiliates have provided, and may from time to time in the future provide, investment banking and other services to the Company for which they receive customary fees and commissions.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 5.1	Opinion of Morgan, Lewis & Bockius LLP.

Exhibit 10.1	Placement Agent Agreement, dated October 9, 2008, between BMP Sunstone Corporation and Philadelphia Brokerage Corporation.

Exhibit 10.2	Form of Subscription Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BMP SUNSTONE CORPORATION
Date: October 10, 2008	By:	FRED M. POWELL
		Name:	Fred M. Powell
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 5.1	Opinion of Morgan, Lewis & Bockius LLP.

Exhibit 10.1	Placement Agent Agreement, dated October 9, 2008, between BMP Sunstone Corporation and Philadelphia Brokerage Corporation.

Exhibit 10.2	Form of Subscription Agreement.